Exhibit 99.1

Sturm, Ruger & Company, Inc. Reports
Third Quarter 2026 Results

Delivered Third Quarter Net Sales of $147.6 Million, a 16.5% Increase Year-Over-Year

Earnings per Share was $0.36, a 260% Increase Year-Over-Year

Adjusted Earnings per Share was $0.44, a 340% Increase Year-Over-Year

Declares Quarterly Dividend of $0.18 Per Share

MAYODAN, NC – November 4, 2026 – Sturm, Ruger & Company, Inc. (NYSE: RGR) (“Ruger” or the “Company”) announced today its financial results for the third quarter 2026.

Third Quarter 2026 Financial Highlights

●	The Company achieved net sales of $147.6 million, a 16.5% increase over the $126.8 million achieved in the corresponding period in 2025.

●	Diluted earnings were $0.36 per share compared to $0.10 per share in the corresponding period in 2025.

●	On an adjusted basis, diluted earnings for the third quarter of 2026 were $0.44 per share compared to $0.10 per share in the corresponding period in 2025.

●	Average selling price remained strong both year-over-year and sequentially, reaching approximately $377 for the quarter.

●	Gross margin increased to 20.7%, up from 15.1% in Q3 2025, driven by improved cost control, product mix and operational execution.

●	Net income was up 266.9% year-over-year to $5.8 million.

●	Adjusted EBITDA was up 401.9% year-over-year to $14.3 million.

●	Net income margin for the quarter was 3.9% and adjusted EBITDA margin was 9.7%.

The Company announced today that its Board of Directors declared a dividend of $0.18 per share for the third quarter for shareholders of record as of November 20, 2026, payable on December 4, 2026. This dividend equates to approximately 40% of adjusted net income of $0.44 per share for the third quarter of 2026.

“Our third quarter results reflect continued operational progress,” said Todd Seyfert, President and Chief Executive Officer. “We delivered another quarter of year-over-year and sequential sales growth while also delivering year-over-year and sequential improvement in profitability. While we are encouraged by the top-line growth, we remain equally focused on translating that growth into stronger bottom-line performance through disciplined cost management, improved product mix and enhanced operational execution.”

Third Quarter 2026 Operational Highlights

Throughout the quarter, Ruger continued advancing several initiatives supporting its Ruger 2030 strategy. The Company expanded the implementation of the Ruger Business System across the organization, further developing the tools, processes and capabilities necessary to support growth, cost reduction and quality leadership, resulting in greater profitability.

Business simplification is another important Ruger 2030 initiative. As part of the ongoing product portfolio review, the Company announced in October that it would suspend production of a limited number of product families. Collectively, these products represent approximately $25 million of the Company’s total revenues and generate minimal to no profitability. These actions enable Ruger to reduce complexity, improve manufacturing efficiency and allocate resources toward products and platforms with stronger consumer demand, profitability and long-term growth potential.

Importantly, suspension does not necessarily mean permanent discontinuation. Ruger intends to evaluate opportunities to redesign and reposition select products where meaningful improvements in consumer value, manufacturability and profitability can create a stronger opportunity for their return to the market. New product development remains a cornerstone of Ruger’s strategy and an important driver of future growth.

“Portfolio rationalization makes Ruger stronger,” Seyfert said. “We are taking a disciplined look at where we deploy our people, equipment and capital and ensuring those resources are aligned with the products and markets with the greatest opportunities for consumer demand, profitability and long-term growth.”

An important milestone during the quarter was the implementation of the Company’s new Oracle enterprise resource planning platform. The updated ERP system provides a technology foundation designed to improve business visibility, strengthen decision-making and support process integration and best practices across the enterprise.

Year-to-Date 2026 Highlights

Through the first nine months of 2026, the Company continued executing its 2026 Plan while strengthening its financial and operational foundation. Other highlights include:

●	The Company achieved net sales of $447 million for the period, a 13% increase over the $395 million achieved in the corresponding period in 2025.

●	Diluted earnings were $0.79 per share for the period compared to a diluted loss of $0.48 per share in the corresponding period in 2025.

●	On an adjusted basis, excluding severance costs related to a first quarter reduction-in-force and legal, professional and advisory fees and other expenses related to stockholder matters, diluted earnings for the first nine months of 2026 were $1.23 per share compared to adjusted earnings of $0.65 per share for the same period in 2025. The 2025 adjusted earnings exclude the inventory and related other asset write-off, product rationalization, and organizational realignment incurred in the second quarter of 2025.

●	Cash generated from operations during the first nine months of 2026 totaled $24.2 million, compared to $38.8 million in 2025. As of September 26, 2026, Ruger’s cash and short-term investments totaled $101.4 million. The Company’s current ratio is 3.0 to 1 and it has no debt.

●	For the period, capital expenditures totaled $8.9 million. The Company expects capital expenditures to total approximately $30 million for the year for continued investments in new product introductions, expanded capacity for product lines in greatest demand, upgraded manufacturing capabilities and strengthened facility infrastructure.

●	In the first nine months, the Company returned $6.4 million to its shareholders through the payment of quarterly dividends. The Company did not repurchase any shares of its common stock during the period.

“As we approach the end of 2026, we are increasingly confident in the progress we’re making across Ruger,” Seyfert concluded. “We are growing the top line, improving profitability and making investments in the systems, manufacturing capabilities and products that will define our future. There is still important work ahead, but we are doing what we said we would do –delivering our 2026 Plan while building the capabilities necessary to execute the Ruger 2030 strategy.”

“Ruger is financially healthy, our strategy is clear and our organization is aligned around its execution. The decisions we’re making today are designed not simply to improve the next quarter, but to build a stronger, more agile and more profitable Ruger capable of creating durable long-term value for our shareholders.”

Today, the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2026. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q for the third quarter of 2026 is available on the SEC website at SEC.gov and the Ruger website at Ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

Earnings Call Information

The Company will host a webcast at 4:30 p.m. ET today to discuss the third quarter 2026 financial results. Participants may access the live webcast via this link or by visiting Ruger.com/corporate. Those who wish to ask questions during the webcast will need to pre-register  prior to the meeting.

About Sturm, Ruger & Co., Inc.

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. With products made in America, Ruger offers consumers almost 800 variations of 40 product lines, across the Ruger, Marlin and Glenfield brands. For over 75 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens®,” echoes our commitment to these principles as we work hard to deliver quality and innovative firearms.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance. Such statements also include, among others, statements with respect to the future performance of the Company. The forward-looking statements in this communication are based upon the current beliefs, assumptions and expectations of Ruger and are subject to significant risks and uncertainties, including without limitation, market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against Ruger, the impact of future firearms control, environmental legislation and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained herein because of a variety of other factors, including without limitation those detailed in Ruger’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings made by Ruger with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Ruger expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in beliefs, assumptions or expectations or any change in events, conditions or circumstances on which any such statements are based.

This press release includes certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and adjusted earnings per share. These measures are not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the tables accompanying this release.

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	September 26, 2026	December 31, 2025

Assets

Current Assets
Cash and cash equivalents	$24,216	$18,451
Short-term investments	77,177	74,082
Trade receivables, net	101,737	64,510

Gross inventories	118,678	113,166
Less LIFO reserve	(69,680)	(67,058)
Less excess and obsolescence reserve	(8,028)	(3,227)
Net inventories	40,970	42,881

Assets held for sale	372	-
Prepaid expenses and other current assets	9,592	11,680
Total Current Assets	254,064	211,604

Property, plant and equipment	510,278	506,799
Less allowances for depreciation	(438,407)	(426,702)
Net property, plant and equipment	71,871	80,097

Deferred income taxes	15,367	19,720
Other assets	40,363	30,576
Total Assets	$381,665	$341,997

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Continued)

(Dollars in thousands, except per share data)

	September 26, 2026	December 31, 2025

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$46,351	$34,122
Contract liabilities with customers	-	-
Product liability	1,098	964
Employee compensation and benefits	32,186	15,023
Workers’ compensation	4,425	4,638
Total Current Liabilities	84,060	54,747

Lease liabilities	1,435	1,158
Employee compensation	2,854	2,271
Product liability accrual	61	61

Contingent liabilities	-	-

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	-	-
Common Stock, par value $1:
2026 – 60,000,000 shares authorized 24,524,481 issued, 15,978,256
outstanding 2025 – 40,000,000 shares authorized 24,490,478 issued, 15,944,253 outstanding	24,524	24,490
Additional paid-in capital	58,409	55,356
Retained earnings	428,453	422,045
Less: Treasury stock – at cost 2026 – 8,546,225 shares 2025 – 8,546,225 shares	(218,131)	(218,131)
Total Stockholders’ Equity	293,255	283,760
Total Liabilities and Stockholders’ Equity	$381,665	$341,997

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Net firearms sales	$146,827	$126,130	$445,402	$392,892
Net castings sales	799	636	1,638	2,103
Total net sales	147,626	126,766	447,040	394,995

Cost of products sold	117,103	107,611	354,697	340,799

Gross profit	30,523	19,155	92,343	54,196

Operating expenses:
Selling	8,096	9,098	27,755	28,788
General and administrative	16,448	13,541	52,929	41,136
Total operating expenses	24,544	22,639	80,684	69,924

Operating income (loss)	5,979	(3,484)	11,659	(15,728)

Other income:
Interest income	611	629	2,114	2,621
Interest expense	(117)	(17)	(162)	(55)
Other income, net	1,072	758	2,760	1,407
Total other income, net	1,566	1,370	4,712	3,973

Income (loss) before income taxes	7,545	(2,114)	16,371	(11,755)

Income taxes	1,740	(3,696)	3,457	(3,879)

Net income (loss) and comprehensive income (loss)	$5,805	$1,582	$12,914	$(7,876)

Basic earnings (loss) per share	$0.36	$0.10	$0.81	$(0.48)

Diluted earnings (loss) per share	$0.36	$0.10	$0.79	$(0.48)
Weighted average number of common shares outstanding - Basic	15,957,073	16,031,340	15,960,447	16,338,644

Weighted average number of common shares outstanding - Diluted	16,298,068	16,368,310	16,261,265	16,338,644

Cash dividends per share	$0.21	$0.16	$0.40	$0.58

STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended
	September 26, 2026	September 26, 2025

Operating Activities
Net income (loss)	$12,914	$(7,876)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	17,813	16,720
Stock-based compensation	3,147	3,718
Excess and obsolescence inventory reserve	4,370	(336)
Inventory and other asset write-off	-	17,002
Loss on disposal of assets	(9)	185
Deferred income taxes	4,353	(3,376)
Changes in operating assets and liabilities:
Trade receivables	(37,227)	7,257
Inventories	(2,459)	8,997
Assets held for sale	(372)	-
Trade accounts payable and accrued expenses	11,770	(1,963)
Contract liabilities with customers	-	986
Employee compensation and benefits	17,626	(921)
Product liability	134	621
Prepaid expenses, other assets and other liabilities	(7,818)	(2,249)
Cash provided by operating activities	24,242	38,765

Investing Activities
Property, plant and equipment additions	(8,949)	(12,636)
Purchase of Anderson Manufacturing assets	-	(15,010)
Net proceeds from the sale of assets	13	-
Purchases of short-term investments	(51,691)	(80,683)
Proceeds from maturities of short-term investments	48,596	111,376
Cash (used for) provided by investing activities	(12,031)	3,047

Financing Activities
Remittance of taxes withheld from employees related to stock-based compensation	(60)	(178)
Repurchase of common stock	-	(26,100)
Dividends paid	(6,386)	(9,484)
Cash used for financing activities	(6,446)	(35,762)

Increase in cash and cash equivalents	5,765	6,050

Cash and cash equivalents at beginning of period	18,451	10,028

Cash and cash equivalents at end of period	$24,216	$16,078

Non-GAAP Financial Performance Measures

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and three supplemental non-GAAP financial performance measures, Adjusted EBITDA, Adjusted EBITDA margin, and adjusted diluted earnings per share (“Adjusted EPS”), which management believes provides useful information to investors. These non-GAAP financial performance measures may not be comparable to similarly titled financial performance measures being disclosed by other companies. In addition, the Company believes that these non-GAAP financial performance measures have limitations as analytical tools, and, accordingly, should be considered in addition to, and not in lieu of, GAAP financial measures. The presentation of Adjusted EBITDA and Adjusted EPS should not be construed to imply that the Company’s future results will not be affected by unusual or non-recurring items.

The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to understanding its operating results and the ongoing performance of its underlying business, as Adjusted EBITDA assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its operating performance. The Company believes that this reporting provides better transparency and comparability to its operating results. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

The Company defines Adjusted EBITDA as earnings before interest, taxes, and depreciation and amortization (EBITDA), as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing operating performance, as itemized below. Specifically, the Company calculates Adjusted EBITDA by (i) adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, (ii) subtracting the amount of interest income that was included in net income from net income, (iii) subtracting income tax benefits, (iv) adding the amount of extraordinary cash and non-cash, non-operating expenses, and (v) subtracting non-recurring income or non-recurring gains that do not contribute directly to management’s evaluation of its operating results.  The Company calculates Adjusted EBITDA margin by dividing Adjusted EBITDA by total net sales.

Adjusted EBITDA was $14.3 million for the three months ended September 26, 2026, an increase of 401.9% from $2.9 million in the comparable prior year period.

Adjusted EBITDA was $41.8 million for the nine months ended September 26, 2026, an increase of 84.9% from $22.6 million in the comparable prior year period.

Non-GAAP Reconciliation – Adjusted EBITDA

Adjusted EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net income (loss)	$5,805	$1,582	$12,914	$(7,876)

Inventory and other asset write-off	-	-	-	17,002
Income tax expense (benefit)	1,740	(3,696)	3,457	(3,879)
Depreciation and amortization expense	5,420	5,577	17,813	16,720
Interest income	(611)	(629)	(2,114)	(2,621)
Interest expense	117	17	162	55
Stockholder rights costs (a)	1,838	-	6,272	-
Severance costs (b)	-	-	3,260	3,181
Adjusted EBITDA	$14,309	$2,851	$41,764	$22,582
Adjusted EBITDA margin	9.7%	2.2%	9.3%	5.7%
Net income (loss) margin	3.9%	1.2%	2.9%	(2.0)%

(a)	Costs incurred in engaging with Beretta Holding on, amongst other things, Beretta Holding’s ownership of Company Common Stock, the Company’s October 14, 2025 Rights Agreement, strategic cooperation between the Company and Beretta Holding, and in engaging a proxy solicitation firm and preparing a preliminary proxy statement associated with the 2026 Annual Meeting.

(b)	Costs associated with severance and related costs resulting from an executed reduction-in-force as part of broader efforts to structurally align the organization to strategic priorities and the future operating model. These costs are not indicative of ongoing operations.

Non-GAAP Reconciliation – Adjusted EPS

Adjusted Diluted Earnings per Share

Adjusted diluted earnings per share (“Adjusted EPS”) is defined as (i) net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs, divided by (ii) the weighted average diluted common stock shares outstanding. The Company believes that Adjusted EPS is useful to understanding its operating results and the ongoing performance of its underlying business by identifying unusual and infrequent non-operating items that are not related to our ongoing operations and presenting our earnings independent of those items.

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Diluted earnings per share	$0.36	$0.10	$0.79	$(0.48)

Stockholder rights costs	0.08	-	0.29	-
Organizational realignment	-	0.01	0.15	0.18
Inventory and other asset write-off	-	-	-	0.69
Product rationalization and SKU reduction	-	-	-	0.26
Adjusted diluted earnings per share	$0.44	$0.11	$1.23	$0.65